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                                                                      Exhibit 4


                                  POWER OF ATTORNEY


         Know all men by these presents that the undersigned constitutes and appoints each of CRAIGH LEONARD and ANN F. CHAMBERLAIN, acting alone, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all SEC Forms 3, Forms 4, Forms 5 and Schedules 13D and 13G and any all amendments thereto, and to file the same and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done, or have done or caused to be done prior to this date, by virtue hereof.

Dated:  April 9, 1996



                                            /s/ Ashraf Marwan
                                            --------------------------
                                            ASHRAF MARWAN









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